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[DECHERT LLP LOGO]                                                   Exhibit (i)




April 29, 2005




BOSTON              Russell Investment Funds
                    909 A Street
BRUSSELS            Tacoma, Washington 98402

CHARLOTTE           Re: Registration Statement on Form N-1A

FRANKFURT           Dear Sir or Madam:

HARRISBURG          As counsel for Russell Investment Funds (the "Trust"), we
                    are familiar with the registration of the Trust under the
HARTFORD            Investment Company Act of 1940, as amended (the "1940 Act")
                    (File No. 811-5371), and Post-Effective Amendment No. 20 to
LONDON              the Trust's registration statement relating to the shares of beneficial interest (the "Shares") of the five series of the
LUXEMBOURG          Trust (the "Funds") being filed under the Securities Act of
                    1933, as amended (File No. 33-18030) ("Post-Effective
MUNICH              Amendment No. 20"). We have also examined such other records of the Trust, agreements, documents and instruments as we
NEW YORK            deemed appropriate.

NEWPORT BEACH       Based upon the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and sold at the
PALO ALTO           public offering price contemplated by the prospectuses for the Funds and delivered by the Trust against receipt of the
PARIS               net asset value of the Shares, will be issued as fully paid and nonassessable Shares of the Trust.
PHILADELPHIA
                    We consent to the filing of this opinion on behalf of the
PRINCETON           Trust with the Securities and Exchange Commission in
                    connection with the filing of Post-Effective Amendment No.
SAN FRANCISCO       20.

WASHINGTON          Very truly yours,

                    /s/ Dechert LLP




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